UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2013, the Board of Directors of Alliance One International, Inc. (the “Company”) elected Jeffrey A. Eckmann, Carl L. Hausmann and John D. Rice as directors effective June 14, 2013. The Board of Directors anticipates appointing Messrs. Eckmann and Rice to the serve on the Audit Committee and has not yet determined the appointment of Messrs. Eckmann, Hausmann and Rice to any other committees.

On June 13, 2013, the Company announced the pending retirement from the Board of Directors of Joseph L. Lanier, Jr., B. Clyde Preslar and William S. Sheridan. The retirement of Messrs. Lanier and Preslar will occur upon the expiration of their current term of office at the 2013 annual meeting of shareholders to be held on August 8, 2013, and the retirement of Mr. Sheridan will be effected by his resignation from the Board of Directors, submitted on June 13, 2013, to be effective as of the commencement of the 2013 annual meeting.

The Company issued a press release on June 13, 2013 announcing these changes to the Board of Directors, which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 13, 2013, the Board of Directors of the Company approved, effective as of that date, an amendment to the Company’s bylaws to increase the size of the Company’s Board of Directors from 11 to 14 until the commencement of the annual meeting of shareholders held in 2013, at which time the size of the Board of Directors shall be 11. The Company’s bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 3.1 – Amended and Restated Bylaws of Alliance One International, Inc.

Exhibit 99.1 – Press release dated June 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President – Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Bylaws of Alliance One International, Inc.

99.1	Press release dated June 13, 2013

4